SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2005

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

Delaware	002-90139	94-0905160
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is being furnished pursuant to Regulation FD and is not deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Confirmation of Previous Guidance.

The Company today confirmed, based on information available to date, its earlier guidance concerning estimated net sales and operating income in the first quarter of 2005, which ended February 27, 2005, compared to the first quarter of 2004.

A copy of the press release discussing the confirmation of previous guidance is attached hereto as Exhibit 99.1. The information contained in the press release is being furnished under this Item 7.01 and is not deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events.

Adverse Judgment in Comexma Litigation.

On March 3, 2005, the Civil Court in the Federal District in Mexico City, Mexico entered a judgment against Levi Strauss & Co. in favor of a former contract manufacturer who had brought suit alleging that its business had suffered direct damages and harm to its reputation from an unauthorized anti-counterfeiting raid on its Mexico City facilities in June 2001.

The lawsuit, Companie Exportadora de Maquila, Comexma v. Levi Strauss & Co, et. al, was brought following a raid on Comexma’s Mexico City facilities that was conducted by local police and accompanied by local media upon the initiation of the Company’s outside Mexican brand protection counsel. The local counsel failed to follow the Company’s pre-approval procedures for initiating such a raid, which required such counsel to check with the Company before going forward to confirm that the target was not an authorized contractor. No counterfeiting activity was uncovered, and the raid was terminated upon confirmation from the Company that Comexma was an authorized manufacturer. The raid occurred within a few months after the Company had notified Comexma that it was terminating its contract manufacturing relationship, and during the period in which the Company believes Comexma was in the process of negotiating with its employees and others to shut down its facility.

The court awarded Comexma approximately $24.5 million in direct damages and lost income, and an additional approximately $20.5 million in damages for harm to its reputation. The Company strongly disagrees with the court’s decision and intends to file an appeal promptly. On appeal, the Company will seek to have the judgment reversed or remanded for further proceedings, and, if the appellate court affirms the lower court on the issue of liability, to have the amount of the direct and additional damages reduced substantially. A decision by the appellate court could be rendered as early as the next two to four months.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press release, dated March 7, 2005, announcing adverse litigation judgment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: March 7, 2005	By:	/s/ Gary W. Grellman
	Name:	Gary W. Grellman
	Title:	Vice President, Controller

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated March 7, 2005, announcing adverse litigation judgment.